UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2004 (January 28, 2004)

Alliance Bancorp of New England, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

348 Hartford Turnpike, Vernon, CT	06066

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 875-2500

Not Applicable

(Former name or former address, if changed since last report)

Item 12.      Results of Operation and Financial Condition

     On January 28, 2004, Alliance Bancorp of New England, Inc. announced its earnings for the fourth quarter of the 2003 fiscal year and earnings for the year ended December 31, 2003. A copy of the company’s news release is attached as Exhibit 99.1.

     The information in Item 12 to this Form 8-K and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 28, 2004	ALLIANCE BANCORP OF NEW ENGLAND, INC. Registrant

		By:	/s/ David H. Gonci

David H. Gonci
Senior Vice President/
Chief Financial Officer